Exhibit 99.4

Richard C. Wiser
1100 Old Bridge Court
McKinney, TX  75070
469-525-4014

November 14, 2007

Dr, Jerry Grizzle, PhD, President and Chief Executive Officer
Robin Waters-Jacob, Chief Financial Officer and Secretary
AMS Health Sciences
711 N.E. 39th
Oklahoma City, OK  73105

Dear Chairman and Board Secretary:

Please accept my resignation effectively immediately from AMS Health Sciences and any subsidiaries as a Director and from all positions and committees including Chairperson of the Audit Committee.  The lack of retainer payment ($10,000) by AMS requested November 7, 2007, and per signed agreement, to independent outside legal counsel as unanimously chosen by the audit committee as permitted by the audit committee charter and authorized by the Sarbanes-Oxley Act placed me in a position to have no choice but to resign.  It has become apparent that there are increasing differences between management and the board, such as those that were disclosed in the board meeting on November 12, 2007.

Sincerely,

/s/ Richard C. Wiser
Richard C. Wiser